UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 18, 2011

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On March 18, 2011, the Company’s Board of Directors (the “Board”) re-appointed David Meyer as Executive Chairman.  In conjunction with this re-appointment, the Company entered into the Executive Chairman’s Agreement (the “Agreement”) with David Meyer regarding his compensation as Executive Chairman of the Board.

    The following summary of the Agreement with Mr. Meyer is qualified by reference in its entirety to the Executive Chairman’s Agreement, incorporated hereto by reference as Exhibit 10.52.

    The Agreement is effective March 18, 2011, and will continue for a term expiring on the last day of fiscal year 2011.  During the term of the Agreement, Mr. Meyer will oversee and supervise executive management of the Company relating to certain strategic goals as outlined in the Agreement.

    In consideration of the Agreement, and provided that Mr. Meyer remains Executive Chairman of the Board of Directors of the Company at all times during the term of the Agreement, Mr. Meyer will be eligible to receive a quarterly retainer of $75,000, payable on the first day of each quarter of the Company’s fiscal year during the term of the Agreement, beginning with the first fiscal quarter of fiscal year 2011.  Mr. Meyer is also eligible to receive a performance bonus for fiscal year 2011 based on certain Consolidated Adjusted EBITDA targets.  The performance bonus, if any, is awarded and payable 50% in cash and 50% in shares of the Company’s common stock.  Any such shares awarded to Mr. Meyer with respect to the performance bonus will be fully vested as of the date of such award.  In addition to the performance bonus, Mr. Meyer is also eligible to receive, at the sole discretion of the Board, a discretionary bonus of up to $100,000, payable in the form of shares of the Company’s common stock,  for fiscal year 2011.

    Mr. Meyer received 10,283 shares of restricted stock on March 23, 2011, subject to the terms, conditions and restrictions set out in the Company’s Omnibus Incentive Plan and in a Restricted Stock Award Agreement.  The restricted shares vest in four equal annual installments of 25% beginning on the last day of fiscal year 2011, or earlier upon certain acceleration events.

    The Agreement supersedes any and all prior agreements or understandings related to the subject matter hereof.

    The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  The information in this form 8-K shall not be incorporated by reference in any other filing under the Securities Exchange Act of 1934 or Securities Act of 1933 except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.

10.52
Letter dated March 18, 2011, confirming agreement between CPI Corp. and David M. Meyer regarding compensation as Executive Chairman of the Board of Directors of the Company during the fiscal year ended February 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

	By:	/s/Dale Heins
Dale Heins Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)
March 24, 2011